                                                                    EXHIBIT  4.2

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                             ATC GROUP SERVICES INC.


                                       and


                 STATE STREET BANK AND TRUST COMPANY, as Trustee


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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 5, 1998


                                       to


                                    INDENTURE


                          Dated as of January 23, 1998


                                 by and between


                          ACQUISITION CORP., as Issuer


                                       and

                 STATE STREET BANK AND TRUST COMPANY, as Trustee


                          ---------------------------


                                  $150,000,000

                     12% Senior Subordinated Notes Due 2008

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                               TABLE OF CONTENTS

                                                                      Page

                                    ARTICLE I

                 ASSUMPTION OF OBLIGATIONS OF ACQUISITION CORP.

Section 1.01.  Assumption..............................................2


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

Section 2.01.  Terms Defined...........................................2
Section 2.02.  Indenture...............................................2
Section 2.03.  Governing Law...........................................3
Section 2.04.  Successors..............................................3
Section 2.05.  Multiple Counterparts...................................3
Section 2.06.  Effectiveness...........................................3
Section 2.07.  Trustee Disclaimer......................................3


SIGNATURES.............................................................4





                                      -i-
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                  FIRST SUPPLEMENTAL INDENTURE dated as of February 5, 1998, by and among ATC GROUP SERVICES INC., a Delaware corporation ("ATC"), the guarantors set forth on the signature pages hereto (the "Guarantors") and STATE STREET BANK AND TRUST COMPANY as trustee under the hereafter defined Indenture (the "Trustee").

                  WHEREAS, ACQUISITION CORP., a Delaware corporation (the "Company"), heretofore executed and delivered to the Trustee an Indenture dated as of January 23, 1998 (the "Indenture"), providing for the issuance of up to $150,000,000 aggregate principal amount of the Company's 12% Senior Subordinated Notes Due 2008 (the "Notes"); and

                  WHEREAS, there have been issued and are now outstanding under the Indenture, Notes in the aggregate principal amount of $100,000,000; and

                  WHEREAS, in connection with the merger of the Company with and into ATC pursuant to an Agreement and Plan of Merger dated as of November 26, 1997, the Company has been merged with and into ATC and in connection therewith, ATC has assumed, by operation of law, all of the Company's debts, liabilities, duties and obligations, including the Company's obligations in respect of the Notes and under the Indenture; and

                  WHEREAS, ATC desires by this First Supplemental Indenture, to expressly assume the covenants, agreements and undertakings of the Company in the Indenture, under the Notes and in the Registration Rights Agreement; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of ATC; and

                  WHEREAS, the Guarantors desire, by this First Supplemental Indenture, to expressly assume, jointly and severally, the obligations of Guarantors under the Indenture and under Guarantees attached to the Notes; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the several Guarantors; and

                  WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and de-livery thereof have been in all respects duly authorized by the parties hereto.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:


                                    ARTICLE I

                 ASSUMPTION OF OBLIGATIONS OF ACQUISITION CORP.


                  Section 1.01. Assumption. ATC hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of the Company in the Indenture and the Registration Rights Agreement as if ATC had been the original issuer of the Notes, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking in each Note outstanding on the date of this First Supplemental Indenture and any Notes delivered hereafter. Any Notes delivered after the date of this First Supplemental Indenture, including Notes delivered in substitution or exchange for any outstanding Notes, as provided in the Indenture, may be executed and delivered by ATC in its own name, with such notations, legends or endorsements required by law, stock exchange rules or usage, and each such Note shall constitute the obligation of ATC.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS


                  Section 2.01. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                  Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

                  Section 2.03. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
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                                      -3-


ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture, provided that such jurisdiction shall be non-exclusive.

                  Section 2.04. Successors. All agreements of ATC in this First Supplemental Indenture and the Notes shall bind its successors. All agreements of each of the Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall jointly and severally bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 2.05. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

                  Section 2.06. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 8.06 of the Indenture.

                  Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by his First Supplemental Indenture and agrees to execute the trust created by the Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by ATC, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by ATC and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by ATC and each Guarantor, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
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                                      -4-

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                                             ATC GROUP SERVICES INC.


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: Chief Executive Officer


                                             THE GUARANTORS:


                                             ATC BLATTERT INC., a South
                                             Dakota corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: President


                                             ATC CONSTRUCTION SERVICES INC.,
                                             a Massachusetts corporation,
                                             as Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: Vice President
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                                      -5-


                                             ATC ENVIRONMENTAL INC., a
                                             Delaware corporation, as Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: President


                                             ATC INSYS TECHNOLOGY INC., a
                                             Delaware corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                 ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: Chief Executive Officer


                                             ATC MANAGEMENT INC., a South
                                             Dakota corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ----------------------------
                                                Name:  Nicholas J. Malino
                                                Title: President


                                             ATC NEW ENGLAND CORP., a
                                             Delaware corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ----------------------------
                                                Name:  Nicholas J. Malino
                                                Title: President
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                                      -6-


                                             BING YEN & ASSOCIATES, INC., a
                                             California corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ----------------------------
                                                Name:  Nicholas J. Malino
                                                Title: Chief Executive Officer



                                             ENVIRONMENTAL WARRANTY, INC., a
                                             Connecticut corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: Vice President


                                             HYGEIA LABORATORIES INC., a
                                             Delaware corporation, as
                                             Guarantor


                                             By:   /s/ Nicholas J. Malino
                                                ---------------------------
                                                Name:  Nicholas J. Malino
                                                Title: President


                                             THE TRUSTEE:

                                             STATE STREET BANK AND TRUST
                                               COMPANY, as Trustee


                                             By:   /s/ Kathy A. Larimore
                                                ----------------------------
                                                Name:  Kathy A. Larimore
                                                Title: Assistant Vice President